EXHIBIT 99.1
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       CHICAGO-BASED PURPLE MONKEY STUDIOS MERGES INTO BRIDGELINE SOFTWARE


    PURPLE MONKEY FOUNDERS WILL LEAD BRIDGELINE SOFTWARE'S CHICAGO OPERATIONS

BOSTON, MA, SEPTEMBER 04, 2007 - Bridgeline Software, Inc. (NASDAQ: BLSW) announced today that Purple Monkey Studios, Inc. has merged into Bridgeline Software, expanding the company's presence into the Chicago, Illinois area.

Established over 12 years ago, Purple Monkey is a developer of award-winning web applications that specializes in web content management solutions, interface design, and eTraining applications. Purple Monkey operates in the Chicago region, serving over 50 customers including Motorola, Marriott International, American Medical Association, McGraw Hill, Discovery Communications, and the American Academy of Pediatrics.

Purple Monkey's co-Founder and Chief Executive Officer, Russ Klitchman, joined Bridgeline Software's executive management team as Executive Vice President and General Manager of Bridgeline Software - Chicago. Co-Founder and President, Steven Saraceno, has joined Bridgeline Software's executive management team as Senior Vice President of Business Development of Bridgeline Software - Chicago.

For the year ending December 31, 2006, Purple Monkey Studios had unaudited annual revenues of $3.3 Million dollars and was profitable. Bridgeline Software acquired Purple Monkey for a total of $3.5 Million dollars, including the purchase of $380 thousand dollars of Purple Monkey's net working capital (cash, accounts receivable, less liabilities). The $3.5 Million dollar acquisition consisted of $495 thousand dollars in cash, $210 thousand dollars of repayment of a bank line of credit, 476,846 shares of Bridgeline Software common stock, and the opportunity to receive an additional $900 thousand dollars in cash over a 12 quarter period based on certain minimum operating income goals being achieved. The Bridgeline common stock issued is restricted from sale pursuant to a 1 year lock-up agreement. To learn more about Purple Monkey Studios, please visit www.purplemonkey.com

"We are very excited about our merger with Bridgeline. Their disciplines in selling and development methodologies will enhance our business. In addition their iAPPS framework and product line is very impressive, something we believe our customers will be interested in," said Russ Klitchman, CEO of Purple Monkey.

Steven Saraceno, Purple Monkey President said, "We have worked very hard over the last 12 years to successfully build Purple Monkey into one of the premier web development companies in the Chicago area. Our merger with Bridgeline Software will accelerate our abilities to take our business to the next level and beyond."

Thomas Massie, Bridgeline Software's President and CEO, stated "We are very excited about our merger with Purple Monkey. They have an outstanding team, excellent leadership, and long-term relationships with great customers. Russ and Steven are excellent additions to our senior management team."

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ABOUT BRIDGELINE SOFTWARE

Bridgeline Software is a developer of on-demand web management software and award winning web applications. Our on-demand web based solutions provide expandable modules such as Content Management, Relationship Management, eSurvey, eNewsletter, eCommerce, Event Registration and Integrated Grants Management. Bridgeline Software's teams of developers specialize usability engineering, web application development, e-commerce development, and SharePoint development.

Bridgeline Software has over 250 customers that include: The Bank of New York, RSA Security, Citigroup, Nomura Securities, EMC, John Hancock, AARP, Pfizer, Goldman Sachs, The Packard Foundation, DTTC, Cadaret, Grant & Co., PerkinElmer, UBS, National Financial Partners, Newton-Wellesley Hospital, JBHanauer & Co., Omgeo, the Gill Foundation, The Commonwealth Fund, Massachusetts Institute of Technology, and the Smithsonian Institute.

Bridgeline Software is headquartered in Massachusetts, with additional locations in Atlanta, New York, Washington D.C. and Bangalore India. To learn more about Bridgeline Software, please visit www.bridgelinesw.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions including the risks described in our filings with the Securities and Exchange Commission that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. We expressly disclaim any obligation to update any forward-looking statement.


FOR MORE INFORMATION:

BRIDGELINE SOFTWARE, INC.
Thomas Massie
Bridgeline Software, Inc.
President & CEO
781.497.3001

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PURPLE MONKEY STUDIOS, INC.
Russ Klitchman
Purple Monkey Studios, Inc.
Chief Executive Officer
708.386.3086

PURPLE MONKEY STUDIOS, INC.
Steven Saraceno
Purple Monkey Studios, Inc.
President
708.386.3086

CORPORATE HEADQUARTERS:
Bridgeline Software, Inc.
10 Sixth Road
Woburn, MA 01801
p: 781.376.5555
f: 781.376.5033
www.bridgelinesw.com